[Exhibit s.]
POWER OF ATTORNEY
     Each person whose signature appears below, hereby makes, constitutes and appoints each of Michael G. Clark, Paul H. Schubert and John Millette, with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director of the DWS Dreman Value Income Edge Fund, Inc., this registration statement on Form N-2 (including amendments thereto) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

SIGNATURE	TITLE	DATED

/s/ Michael G. Clark Michael G. Clark	President and Chief Executive Officer	October 18, 2006

/s/ John W. Ballantine John W. Ballantine	Director	October 18, 2006

/s/ James R. Edgar James R. Edgar	Director	October 18, 2006

/s/ William McClayton William McClayton	Director	October 18, 2006

/s/ Shirley D. Peterson Shirley D. Peterson	Director	October 18, 2006

/s/ Robert H. Wadsworth Robert H. Wadsworth	Director	October 18, 2006